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                                                                    EXHIBIT 10.4

                              SUBSIDIARY GUARANTY


       This Subsidiary Guaranty dated as of March 23, 1998 (this "Agreement") is made by the undersigned subsidiaries of Denali Incorporated, a Delaware corporation (each subsidiary a "Guarantor"), in favor of NationsBank of Texas, N.A., in its capacity as agent (the "Agent") for certain financial institutions which are or may become parties to the Credit Agreement described below.

                                  INTRODUCTION

       This Agreement is given in connection with the Amended and Restated Credit Agreement dated as of March 23, 1998 (as amended, restated, modified, or supplemented from time to time, the "Credit Agreement", the defined terms of which are used herein unless otherwise defined herein) among Denali Incorporated, a Delaware corporation ("Denali"), Fluid Containment, Inc., Ershigs, Inc., SEFCO, Inc., Biloxi Ershigs, Inc., certain financial institutions which are or may become parties thereto (the "Banks"), and the Agent. Each Guarantor is a Subsidiary of Denali. Because each Guarantor receives and, as a result of its ownership by Denali, expects to continue to receive financial and management support from Denali, each Guarantor will obtain substantial benefit from the extensions of credit expected to be made to the Borrowers under the Credit Agreement.

       This Agreement is an amendment and restatement of the Unconditional Guaranty executed in connection with the Existing Credit Agreement, not a new or substitute guaranty agreement or a novation of the Unconditional Guaranty executed in connection with the Existing Credit Agreement.

       Therefore, to induce the Agent and the Banks to enter into the Credit Agreement, each Guarantor jointly and severally agrees with the Agent as follows:

Section 1. Guaranty. Each Guarantor irrevocably and jointly and severally guarantees to the Agent the full payment when due of (a) all principal, interest, fees, reimbursements, indemnifications, and other amounts now or hereafter owed by the Borrowers to the Agent and the Banks and, with respect to the Interest Hedge Agreements, the Banks and their Affiliates under the terms of the Credit Agreement, the Interest Hedge Agreements, and the other Loan Documents, including amounts owed under the terms of the Credit Agreement and the other Loan Documents for which the Borrowers have obtained relief under bankruptcy or other laws providing for relief from creditors, and (b) any increases,
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extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the documents and agreements creating the foregoing obligations (collectively, the "Guaranteed Obligations"). This is a guaranty of payment and not merely a guaranty of collection, and each Guarantor is liable as a primary obligor. If any of the Guaranteed Obligations is not punctually paid when due, whether by maturity, acceleration, or otherwise, and the Agent shall notify any Guarantor of such default and make demand for payment hereunder, each Guarantor shall, after receipt of written notice from the Agent, immediately pay to the Agent the full amount of the Guaranteed Obligations which are due and payable. Each Guarantor shall make each payment to the Agent in Dollars in immediately available funds as directed by the Agent. The Agent is hereby authorized at any time following any demand for payment hereunder to set off and apply any indebtedness owed by the Agent to any Guarantor against any and all of the obligations of such Guarantor under this Agreement. The Agent agrees to promptly notify such Guarantor after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application.

Section 2.    Guaranty Absolute.

       2.1 This Agreement shall be deemed accepted by the Agent for the benefit of itself and the Banks upon receipt, and the obligations of the Guarantors under this Agreement are effective immediately and are continuing and cover all Guaranteed Obligations arising prior to and after the date hereof. This Agreement may not be revoked by any Guarantor and shall continue to be effective with respect to Guaranteed Obligations arising or created after any attempted revocation by any Guarantor.

       2.2 Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Credit Agreement and the other Loan Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Banks with respect thereto. Each Guarantor agrees that such Guarantor's obligations under this Agreement shall not be released, diminished, or impaired by, and waives any rights which such Guarantor might otherwise have which relate to:

              (a) Any lack of validity or enforceability of the Guaranteed Obligations, any of the Loan Documents, or any other agreement or instrument relating thereto; any increase, reduction, extension, or rearrangement of the Guaranteed Obligations; any amendment, supplement, or other modification of the Loan Documents; any waiver or consent granted under the Loan Documents, including waivers of the payment and performance of the Guaranteed Obligations; or any sale, assignment, delegation, or other transfer of the Guaranteed Obligations or the Loan Documents;




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              (b)    Any grant of any security or support for the Guaranteed
Obligations or any impairment of any security or support for the Guaranteed Obligations, including any full or partial release of any Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations; any change in the organization or structure of any Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations; or the insolvency, bankruptcy, liquidation, or dissolution of any Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations;

              (c) The manner of applying payments on the Guaranteed Obligations or the proceeds of any security or support for the Guaranteed Obligations against the Guaranteed Obligations;

              (d) The failure to give notice of the occurrence of any of the events or actions referred to in this Section 2.2, notice of any default or event of default, however denominated, under the Loan Documents, notice of intent to demand, notice of demand, notice of presentment for payment, notice of nonpayment, notice of intent to protest, notice of protest, notice of grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, notice of bringing of action to enforce the payment or performance of the Guaranteed Obligations, notice of any sale or foreclosure of any collateral for the Guaranteed Obligations, notice of any transfer of the Guaranteed Obligations, notice of the financial condition of or other circumstances regarding any Borrower, any Guarantor, or any other Person liable for the Guaranteed Obligations, or any other notice of any kind relating to the Guaranteed Obligations (and the parties intend that no Guarantor shall be considered a "Debtor" as defined in Section 9.105 of the Texas Business and Commerce Code for the purpose of notices required to be given to a Debtor thereunder); or

              (e) Any other action taken or omitted which affects the Guaranteed Obligations, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof. It is the unambiguous and unequivocal intention of each Guarantor that such Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not particularly described herein.

       2.3 This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment on the Guaranteed Obligations must be refunded for any reason including any bankruptcy proceeding. In the event that the Agent or any Bank must refund any payment received against the Guaranteed Obligations, any prior release from the terms of this Agreement given to any Guarantor by the Agent shall be without effect, and this Agreement





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shall be reinstated in full force and effect.  It is the intention of each
Guarantor that such Guarantor's obligations hereunder shall not be discharged except by final payment of the Guaranteed Obligations.

       2.4    (a)    Each Guarantor is a Subsidiary of Denali and receives and, because of its ownership by Denali, expects to continue to receive business opportunities, financial support, and management support from Denali. Each Guarantor has agreed to enter into this Agreement so that the Borrowers can receive the benefits of the Guaranteed Obligations and Denali can continue to provide these services to such Guarantor.

              (b) In consummating the transactions contemplated by the Loan Documents, no Guarantor intends to disturb, delay, hinder, or defraud either present or future creditors of such Guarantor. Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of each Borrower and is familiar with the value of the security and support for the payment and performance of the Guaranteed Obligations. Based upon such examination, and taking into account the fairly discounted value of such Guarantor's contingent obligations under this Agreement and the value of the subrogation and contribution claims such Guarantor could make in connection with this Agreement, and assuming each of the transactions contemplated by the Loan Documents is consummated and each Borrower makes full use of the credit facilities thereunder, the present realizable fair market value of the assets of such Guarantor exceeds the total obligations of such Guarantor, and such Guarantor is able to realize upon its assets and pay its obligations as such obligations mature in the normal course of business.

              (c) If notwithstanding the foregoing it is judicially determined with respect to any Guarantor that entering into this Agreement would violate Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law, then such Guarantor shall be liable under this Agreement only for amounts aggregating up to the largest amount that would not render such Guarantor's obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law.

              (d) Each Guarantor agrees that such Guarantor and any other guarantor of the Guaranteed Obligations shall have rights of contribution and subrogation against each other with respect to any payments made in connection with the Guaranteed Obligations.

Section 3.    Unimpaired Collection.

       3.1 There are no conditions precedent to the enforcement of this Agreement, except as expressly contained herein. It shall not be necessary for the Agent, in order to





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enforce payment by any Guarantor under this Agreement, to show any proof of any
Borrower's default, to exhaust the Agent's remedies against any Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations, to enforce any security or support for the payment or performance of the Guaranteed Obligations, or to enforce any other means of obtaining payment or performance of the Guaranteed Obligations. Each Guarantor waives any rights under Chapter 34 of the Texas Business and Commerce Code,
Section 17.001 of the Texas Civil Practice and Remedies Code, and Rule 31 of the Texas Rules of Civil Procedure related to the foregoing. Neither the Agent nor the Banks shall be required to mitigate damages or take any other action to reduce, collect, or enforce the Guaranteed Obligations.

       3.2 With respect to each Guarantor, all Subordinated Obligations of such Guarantor (as defined below) shall be subordinate and junior in right of payment and collection to the payment and collection in full of all Guaranteed Obligations as described below:

              (a) As used herein, the term "Subordinated Obligations" for a Guarantor means: (i) all present and future indebtedness, liabilities, and obligations of any kind owed to such Guarantor by any Borrower, any other Credit Party, or any other Person liable for the payment or performance of the Guaranteed Obligations to such Guarantor, including debt obligations, equity obligations, and other contractual obligations requiring payments of any kind to be made to such Guarantor and including any right of subrogation (including any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C. Section 509, or under Chapter 34 of the Texas Business and Commerce
Code), contribution, indemnification, reimbursement, exoneration, or any right to participate in any claim or remedy of the Agent against any Borrower, any Guarantor, or any Person liable for the payment or performance of the Guaranteed Obligations, or any collateral which the Agent now has or may acquire, and (ii) any increases, extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the documents and agreements creating the foregoing obligations.

              (b) Until all Guaranteed Obligations have been irrevocably paid in full (and therefore the payment thereof is no longer subject to being set aside or returned under the law), such Guarantor agrees not to take any action to enforce payment of the Subordinated Obligations of such Guarantor, but this standstill is not intended as a permanent waiver of the subrogation, contribution, indemnification, reimbursement, exoneration, participation, or other rights of such Guarantor.

              (c) Upon any receivership, insolvency proceeding, bankruptcy proceeding, assignment for the benefit of creditors, reorganization, arrangement with creditors, sale of





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assets for creditors, dissolution, liquidation, or marshaling of the assets of any Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations, all amounts due with respect to the Guaranteed Obligations shall be paid in full before such Guarantor shall be entitled to collect or receive any payment with respect to the Subordinated Obligations of such Guarantor, and all payments to which such Guarantor would be entitled to collect or receive on the Subordinated Obligations of such Guarantor shall be paid over to the Agent for application to the Guaranteed Obligations.

              (d) Following notice from the Agent to any Borrower that a Default exists and that no further payments shall be made on the Subordinated Obligations of such Guarantor, all amounts due with respect to the Guaranteed Obligations shall be paid in full before such Guarantor shall be entitled to collect or receive any payment with respect to the Subordinated Obligations of such Guarantor.

              (e) Any lien, security interest, or assignment securing the repayment of the Subordinated Obligations of such Guarantor shall be fully subordinate to any lien, security interest, or assignment in favor of the Agent which secures the Guaranteed Obligations. At the request of the Agent, such Guarantor will take any and all steps necessary to fully evidence the subordination granted hereunder, including amending or terminating financing statements and executing and recording subordinations of liens.

              (f) This is an absolute and irrevocable agreement of subordination and the Agent may, without notice to such Guarantor, take any action described in Section 2.2 without impairing or releasing the obligations of such Guarantor hereunder.

              (g) Such Guarantor shall not assign or otherwise transfer to any other Person any interest in the Subordinated Obligations of such Guarantor without the prior written permission of the Agent and unless such Guarantor causes the assignee or other transferee to execute and deliver to the Agent a subordination agreement in substantially the form of the subordination provisions in this Agreement.

              (h) If any amount shall be paid to such Guarantor in violation of this Section 3.2, such amount shall be held in trust for the benefit of the Agent and immediately turned over to the Agent, with any necessary endorsement, to be applied to the Guaranteed Obligations.

Section 4.    Miscellaneous.

       4.1 Each Guarantor hereby affirms and shall comply with the representations, warranties, and covenants made by the Borrowers in the Credit Agreement to the extent that





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such representations, warranties, and covenants are applicable to such
Guarantor, including all of the covenants in Section 5 of the Credit Agreement.

       4.2 Each Guarantor shall pay to the Agent on demand (without duplication) (a) all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement and the other Loan Documents to which such Guarantor is a party, including the reasonable fees and out-of-pocket expenses of outside counsel for the Agent with respect to advising the Agent as to its rights and responsibilities under this Agreement and the Loan Documents to which such Guarantor is a party, and (b) all costs and expenses of the Agent and the Banks in connection with the preservation or enforcement of the Agent's rights under this Agreement and the other Loan Documents to which such Guarantor is a party, whether through negotiations, legal proceedings, or otherwise, including fees and expenses of counsel for the Agent. The provisions of this paragraph shall survive any purported termination of this Agreement and the Loan Documents that does not expressly reference this paragraph.

       4.3 Each Guarantor agrees to protect, defend, indemnify, and hold harmless the Agent, each Bank, and each of their respective Related Parties (collectively, the "Indemnified Parties"), from and against all demands, claims, actions, suits, damages, judgments, fines, penalties, liabilities, and costs and expenses (without duplication), including reasonable costs of attorneys and related costs of experts such as accountants (collectively, the "Indemnified Liabilities"), actually incurred by the Indemnified Parties which are related to any litigation or proceeding relating to this Agreement, the Loan Documents, or the transactions contemplated thereunder, INCLUDING INDEMNIFIED LIABILITIES CAUSED BY ANY INDEMNIFIED PARTY'S OWN NEGLIGENCE, but not Indemnified Liabilities which are a result of any Indemnified Party's gross negligence or willful misconduct. The provisions of this paragraph shall survive any purported termination of this Agreement and the Loan Documents that does not expressly reference this paragraph.

       4.4 Each Guarantor agrees that this Agreement shall be governed by the laws of the State of Texas. If any provision in this Agreement is held to be unenforceable, such provision shall be severed and the remaining provisions shall remain in full force and effect. All representations, warranties, and covenants of any Guarantor in this Agreement shall survive the execution of this Agreement and any other contract or agreement. If a due date for an amount payable is not specified in this Agreement, the due date shall be the date on which the Agent demands payment therefor. The Agent's remedies under this Agreement and the Loan Documents to which any Guarantor is a party shall be cumulative, and no delay in enforcing this Agreement and the Loan Documents to which such Guarantor is a party shall act as a waiver of the Agent's rights thereunder. The provisions of this Agreement may be waived or amended only in a writing signed by the party against whom enforcement is





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sought.  This Agreement shall bind and inure to the benefit of each Guarantor and the Agent, the Banks and their respective successors and assigns. Each Guarantor may not assign its rights or delegate its duties under this Agreement. The Agent may assign its rights and delegate its duties under this Agreement in accordance with the terms of the Credit Agreement. This Agreement may be executed in multiple counterparts each of which shall constitute one and the same agreement. Unless otherwise specified, all notices and other communications between such Guarantor and the Agent provided for in this Agreement and the Loan Documents to which such Guarantor is a party shall be in writing, including telecopy, and delivered or transmitted to the addresses set forth below, or to such other address as shall be designated by such Guarantor or the Agent in written notice to the other party. All such notices shall be effective at the times provided for in Section 8.6 of the Credit Agreement.

If to any Guarantor:

       [Guarantor]
       c/o Denali Incorporated
       1360 Post Oak Boulevard, Suite 2470
       Houston, Texas 77056
       Attn:  R. Kevin Andrews
       Telephone:  (713) 627-0933
       Telecopier:  (713) 627-0937

If to the Agent:

       NationsBank of Texas, N.A.,
       700 Louisiana, 7th Floor
       Houston, Texas 77002
       Attn: Mark W. Montgomery
       Telephone:    (713) 247-7155
       Telecopier:   (713) 247-7175

       4.5 Any present or future Subsidiary of Denali may become a Guarantor under and a party to this Agreement by executing and delivering to the Agent a Joinder Agreement in accordance with Section 5.19 of the Credit Agreement or by otherwise assuming in writing in favor of the Agent the liabilities of a Guarantor under this Agreement. Upon execution and delivery of a Joinder Agreement or otherwise assuming the liabilities of a Guarantor under this Agreement such Subsidiary shall be deemed to be a Guarantor under this Agreement and a party to this Agreement for all purposes hereunder.





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       4.6    WAIVER OF JURY TRIAL.  EACH GUARANTOR IRREVOCABLY WAIVES ANY
RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR ANY TRANSACTIONS RELATING THERETO.



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THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT
AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

       EXECUTED as of the date first above written.



                                           CONTAINMENT SOLUTIONS, INC.
                                           DENALI MANAGEMENT, INC.
                                           ERSHIGS BILOXI, INC.
                                           ERSHIGS, INC.
                                           FLUID CONTAINMENT PROPERTY, INC.
                                           INSTRUMENTATION SOLUTIONS, INC.
                                           SPECIALTY SOLUTIONS, INC.


                                           By: /s/ R. Kevin Andrews
                                              ----------------------------------
                                                  R. Kevin Andrews
                                                  Treasurer


                                           FLUID CONTAINMENT, INC.
                                           SEFCO, INC.
                                           HOOVER CONTAINMENT, INC.


                                           By: /s/ Cathy L. Smith
                                              ----------------------------------
                                                  Cathy L. Smith
                                                  Secretary





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